Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND AMENDS CREDIT FACILITY

ATLANTA (February 25, 2011) — Cbeyond, Inc. (NASDAQ: CBEY), a leading provider of IT and communications services to small businesses, today announced that it has amended its credit facility with Bank of America. The amended credit facility increases the amount available to borrow to $75 million from $40 million, extends the maturity by approximately three years to February 2016 and generally reduces borrowing rates.

The credit facility is available to finance working capital, capital expenditures, and for other general corporate purposes. No amounts have been drawn under the facility to date, and Cbeyond has no current plans to borrow under the facility.

About Cbeyond

For more than 10 years, Cbeyond, Inc. (NASDAQ: CBEY) has provided small businesses with leading IT and communications solutions. Serving customers throughout the U.S., Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry(R), voicemail, email, web hosting, fax-to-email, data backup, file-sharing, virtual private networking and cloud services. Winning over 50 awards for product innovation, growth and providing a quality customer experience, Cbeyond continues to focus on helping small businesses succeed and grow through high-performance technology, superior services and world-class support. For more information on Cbeyond, visit www.cbeyond.net and follow Cbeyond on Twitter: www.Twitter.com/Cbeyondinc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

our ability to use cash on hand to fund normal operations, including ongoing initiatives such as our Ethernet conversion project and our investment in the cloud services business; uncertainties relating to the speed of conversions, opportunities for increased conversions and the actual growth rate in cloud services, which may cause cash outflows for these investments not to coincide with our cash inflows, in which case we may consider it prudent to temporarily draw against the line of credit; finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; changes in business climate or other factors affecting our customer base; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; delays, disruptions, costs and challenges associated with integrating acquired companies into our existing business, including changing relationships with customers, employees or suppliers; unfamiliarity with the economic characteristics of new geographic markets; ongoing personnel and logistical challenges of managing a larger organization; our ability to retain and motivate key employees from the acquired companies; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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